Exhibit 10.5.3

THIRD AMENDMENT TO EXPENSE SUPPORT

AND RESTRICTED STOCK AGREEMENT

THIS THIRD AMENDMENT TO EXPENSE SUPPORT AND RESTRICTED STOCK AGREEMENT (this “Third Amendment”), is effective as of January 1, 2016 (the “Effective Date”), by and between CNL Healthcare Properties, Inc. (the “Company”) and CNL Healthcare Corp. (the “Advisor”).  The Company and the Advisor are each sometimes individually referred to as, a “Party” and collectively as, the “Parties.”

R E C I T A L S:

WHEREAS, the Parties entered into that certain Advisory Agreement dated as of June 8, 2011, as amended by a First Amendment to Advisory Agreement dated as of October 5, 2011, and as further amended by a Second Amendment to Advisory Agreement dated as of March 20, 2013 (collectively, the “Advisory Agreement”); and

WHEREAS, the Parties entered into that certain Expense Support and Restricted Stock Agreement dated effective as of April 1, 2013, as amended by a First Amendment to Expense Support and Restricted Stock Agreement dated effective as of November 7, 2013, and as further amended by that certain Second Amendment to Expense Support and Restricted Stock Agreement dated effective as of April 3, 2014 (collectively, the “Expense Support Agreement”); and

WHEREAS, pursuant to paragraph 13 of the Expense Support Agreement the Parties may amend the Expense Support Agreement by a writing executed by all of the Parties; and

WHEREAS, the Parties desire to amend the Expense Support Agreement on mutually agreed upon terms more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Parties, intending to be legally bound, do hereby agree as follows:

1.Recitals; Certain Definitions.  The foregoing recitals are true and correct in all material respects, and are by this reference incorporated herein and made a part hereof.  Capitalized terms used herein and not defined shall have the meaning set forth in the Expense Support Agreement.

2.Amendment to Section 1 of the Expense Support Agreement.  The Parties hereby amend and restate Section 1 of the Expense Support Agreement in its entirety; and Section 1 as amended and restated shall henceforth read as follows:

“1)Expense Support.  Beginning on the Effective Date and continuing until terminated as provided herein, the Advisor shall provide expense support to the Company through forgoing the payment of fees in cash and acceptance of restricted stock for services as provided herein, in an amount equal to the positive excess, if any, of (a) aggregate stockholder cash distributions declared for the applicable year, over (b) the Company’s aggregate modified funds from operations, as defined below, for the same period (the “Expense Support Amount”).  The Expense Support Amount shall be determined for each calendar year of the Company, on a cumulative year-to-date basis, with each such year-end date, a “Determination Date”.  The Expense Support Amount will be credited by the Advisor to the Company in satisfaction of Asset Management Fees and other fees and expenses owed to the Advisor under the Advisory Agreement, at the Advisor’s discretion.  For purposes of this Agreement, modified funds from operation (“MFFO”) shall have the same meaning as such term is defined and presented in the Company’s Form 10-Q and Form 10-K as filed pursuant to the Securities Exchange Act of 1934, as amended.”

3.Amendment to Section 2 of the Expense Support Agreement.  The Parties hereby amend and restate Section 2 of the Expense Support Agreement in its entirety; and Section 2 as amended and restated shall henceforth read as follows:

“2)Grant of Restricted Stock.  In exchange for services rendered under the Advisory Agreement and in consideration of the expense support provided by the Advisor as set forth in Section 1, the Company shall issue to the Advisor, within ninety (90) days following each Determination Date, a number of shares of Common Stock (the “Restricted Stock”) equal to the quotient of the Expense Support Amount for the preceding year divided by the then-current NAV (as defined below) per share of Common Stock, on the terms and conditions and subject to the restrictions set forth in this Agreement.”

4.Amendment to Section 3 of the Expense Support Agreement.  The Parties hereby amend Section 3 of the Expense Support Agreement by adding the following two (2) additional sentences to the end of Section 3(a):

“In the event this Agreement is terminated on a date other than a Determination Date, for purposes of calculating the Expense Support Amount for the then current year, the Parties shall refer to the immediately preceding calendar quarter and calculate, on a cumulative year-to-date basis as of such calendar quarter, the positive excess, if any, of (a) aggregate cumulative stockholder cash distributions declared for the then current year through the immediately preceding calendar quarter; over (b) the Company’s MFFO for the same period.  In the event any Expense Support Amount is calculated pursuant to the immediately preceding sentence, the Advisor shall credit the Expense Support Amount to the Company in exchange for Restricted Stock pursuant to the applicable terms of this Agreement.”

5.Terms.  All other terms and conditions as contained in the Expense Support Agreement shall remain unchanged and will continue to bind the Parties with respect to the transaction as contemplated therein.

Signature Page Follows.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

CNL HEALTHCARE PROPERTIES, INC.

By:	_/s/ Stephen H. Mauldin______________________
Name: Stephen H. Mauldin
Title: Chief Executive Officer

CNL HEALTHCARE CORP.

By:	_/s/ Holly J. Greer__________________________
Name: Holly J. Greer
Title: Senior Vice President

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